EXECUTION COPY

APPENDIX A

DEFINITIONS

“90+ Day Delinquent Mortgage Loan” means for any Collection Period, any Mortgage Loan in Group I that is (i) 90 or more days delinquent, (ii) in foreclosure, or (iii) with respect to which the related Mortgaged Property is characterized as REO Property as of the end of such Collection Period.

“Act” has the meaning assigned thereto in Section 10.03 of the Indenture.

“Additional Balance” means, with respect to any HELOC, any Draw made thereunder after the related Cut-Off Date and prior to the end of the Managed Amortization Period that is not an Excluded Amount.

“Additional Balance Differential” means, with respect to any Payment Date during the Managed Amortization Period, the amount, if any, by which (i) Additional Balances resulting from Draws under the HELOCs during the related Collection Period exceed (ii) Principal Collections (without regard to clause (e) in the definition thereof) for Mortgage Loans assigned to Group I during the related Collection Period.

 “Administration Agreement” means the administration agreement dated as of July 31, 2004, by and among the Issuer, the Indenture Trustee and the Master Servicer.

“Administrator” means the administrator appointed and serving from time to time pursuant to the Administration Agreement.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Additional Balance Differential” means, with respect to any Payment Date and the Group I Variable Funding Notes, the sum of Additional Balance Differentials with respect to Group I that have been added to the Variable Funding Balance of the Variable Funding Notes prior to such Payment Date.

“Amortization Event” means any one of the following events:

(a)

the failure on the part of the Master Servicer, the Originator or the Issuer (i) to make any payment or deposit required to be made under the Sale and Servicing Agreement or the Indenture within five (5) Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Master Servicer or the Originator set forth in the Sale and Servicing Agreement or the Issuer set forth in the Indenture, which failure continues unremedied for a period of ninety (90) days after written notice thereof to the Master Servicer, the Originator or the Issuer, as applicable, and such failure materially and adversely affects the interests of the holders of the Group I Notes or the Enhancer;

(b)

any representation or warranty made by the Originator in the Mortgage Loan Sale Agreement or the Master Servicer in the Sale and Servicing Agreement or the Issuer in the Indenture shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the Mortgage Loan Sale Agreement, the Sale and Servicing Agreement or the Indenture, as applicable, after written notice and as a result of which the interests of the holders of the Group I Notes or the Enhancer, are materially and adversely affected; provided, that an Amortization Event will not be deemed to occur if the Seller has repurchased or caused to be repurchased or substituted for the related Mortgage Loans during such period in accordance with the provisions of the Mortgage Loan Sale Agreement;

(c)

the entry against the Issuer of a decree or order by a court or agency having jurisdiction in the premises for the appointment of a trustee, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;

(d)

the Issuer shall voluntarily go into liquidation, consent to the appointment of a trustee, receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court, or agency having jurisdiction in the premises for the appointment of a receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer and such decree or order shall remain in force undischarged, unbonded or unstayed for a period of ninety (90) days or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(e)

the Issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(f)

a Servicing Default with respect to the Group I Notes occurs and is unremedied under the Sale and Servicing Agreement and a qualified successor Master Servicer or Subservicer for the Group I Loans acceptable to the Enhancer, as applicable, has not been appointed;

(g)

the occurrence of a draw on the Policy;

(h)

the Issuer or any portion thereof is determined to be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes;

(i)

the occurrence and continuation of an Enhancer Default; or

(j)

the occurrence of an event of default under the Insurance Agreement.

In the case of any event described in (a)(ii), (b), (f), (g) or (j), an Amortization Event will be deemed to have occurred with respect to Group I only if, after any applicable grace period described in such clauses, either the Indenture Trustee, with the prior written consent of the Enhancer, or the Enhancer, by written notice to the Depositor, the Originator, the Master Servicer and the Owner Trustee, declares that an Amortization Event has occurred as of the date of such notice.  In the case of any event described in clauses (a)(i), (c), (d), (e), (h) or (i), an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Noteholders or the Enhancer immediately upon the occurrence of such event; provided, that any Amortization Event may be waived and deemed of no effect with the written consent of each Rating Agency and the Enhancer, subject to the satisfaction of any conditions to such waiver.

“Applied Loss Amount” shall have the meaning set forth in Section 3.28 of the Indenture.

“Appraised Value” means, with respect to any Mortgaged Property, the appraised value thereof, determined in the appraisal or property valuation used in the origination of the related Mortgage Loan (which may have been obtained at an earlier time).

“Assignment of Mortgage” means, with respect to any Mortgage Loan, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the conveyance of the Mortgage Loan, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction if permitted under applicable law.

“Authorized Newspaper” means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

“Authorized Officer” means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Basic Documents” means the Trust Agreement, the Indenture, the Mortgage Loan Sale Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Insurance Agreement, the Policy and any documents or certificates required by the terms of any of the foregoing to be delivered in connection therewith.

“Beneficial Owner” means, with respect to any Offered Note, the Person that is the beneficial owner of such Offered Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

“Book-Entry Notes” means beneficial interests in the Offered Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the States of New York, Delaware, California, Minnesota, Maryland, Nevada or Indiana are required or authorized by law to be closed or (c) for the purposes of a claim on the Policy, a day upon which the Enhancer is closed.

“Capped Funding Balance” means, with respect to any date of determination and Capped Funding Note, the outstanding principal balance of such Capped Funding Note as of such date.

“Capped Funding Note” means any Group I Capped Funding Note, substantially in the form of Exhibit A-2b to the Indenture, issued in connection with an exchange pursuant to Section 4.01(d) of the Indenture.

“Certificate of Trust” means the certificate of trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Act.

“Certificate Paying Agent” means any paying agent or co-paying agent appointed pursuant to the Trust Agreement, which initially shall be the Indenture Trustee.

“Certificate Register” means the register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration and transfers and exchanges of Certificates.

“Certificate Registrar” means, initially, the Indenture Trustee, in its capacity as Certificate Registrar.

“Certificateholder” means the Person in whose name a Certificate is registered in the Certificate Register, except that any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding, and the registered holder will not be considered a Certificateholder or a Holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded.  Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee thereof establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing.

“Certificates” means the Irwin Home Equity Loan Trust Certificates, Series 2004-1, in substantially the form set forth in Exhibit A to the Trust Agreement.

“Civil Relief Act” shall mean the Servicemembers Civil Relief Act, as amended.

“Class” means with respect to any Note, all Notes that bear the same class designation, (i.e., the Class IA-1 Notes as a group).

“Class IA-1 Note Balance” means with respect to any Payment Date and the Class IA-1 Notes, the Initial Class IA-1 Note Balance reduced by all payments of principal on the Class IA-1 Notes prior to such Payment Date.

“Class IA-1 Notes” means the Class IA-1 Home Equity Loan-Backed Notes, Series 2004-1, in substantially the form set forth in Exhibit A-1 to the Indenture.

“Class IIA-1 Note Balance” means with respect to any Payment Date and the Class IIA-1 Notes, the Initial Class IIA-1 Note Balance reduced by all payments of principal on the Class IIA-1 Notes prior to such Payment Date.

“Class IIA-1 Notes” means the Class IIA-1 Home Equity Loan-Backed Notes, Series 2004-1, in substantially the form set forth in Exhibit A-1 to the Indenture.

“Class IIB-1 Note Balance” means with respect to any Payment Date and the Class IIB-1 Notes, the Initial Class IIB-1 Note Balance reduced by all payments of principal on the Class IIB-1 Notes prior to such Payment Date.

“Class IIB-1 Notes” means the Class IIB-1 Home Equity Loan-Backed Notes, Series 2004-1, in substantially the form set forth in Exhibit A-1 to the Indenture.

“Class IIB-1 Optimal Principal Balance” means, with respect to any Payment Date from the Closing Date and prior to the Step-Down Date with respect to the Group II Notes, zero; and with respect to any other Payment Date, the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period minus the sum of (a) the aggregate Note Balances of the Senior Group II Notes, the Class IIM-1 Notes and the Class IIM-2 Notes (after taking into account any payments made on such Payment Date in reduction of such Note Balances) and (b) the Overcollateralization Target Amount for the Group II Notes and such Payment Date; provided, however, that unless the Class IIB-1 Notes are the most senior class then outstanding, the Class IIB-1 Optimal Principal Balance will not be reduced below the Class IIB-1 Optimal Principal Balance on the prior Payment Date unless the Loss and Delinquency Tests for Loan Group II are satisfied.

“Class IIM-1 Note Balance” means with respect to any Payment Date and the Class IIM-1 Notes, the Initial Class IM-1 Note Balance reduced by all payments of principal on the Class IIM-1 Notes prior to such Payment Date.

“Class IIM-1 Notes” means the IIM-1 Home Equity Loan-Backed Notes, Series 2004-1, in substantially the form set forth in Exhibit A-1 to the Indenture.

“Class IIM-1 Optimal Principal Balance” means, with respect to any Payment Date from the Closing Date and prior to the Step-Down Date with respect to the Group II Notes, zero; and with respect to any other Payment Date, the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period minus the sum of (a) the aggregate Note Balances of the Senior Group II Notes (after taking into account payments made on such Payment Date in reduction of such Note Balances), (b) approximately 25.70% of the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period, and (c) the Overcollateralization Target Amount for the Group II Notes and such Payment Date; provided, however, that unless the Class IIM-1 Notes are the most senior class then outstanding, the Class IIM-l Optimal Principal Balance will not be reduced below the Class IIM-1 Optimal Principal Balance on the prior Payment Date unless the Loss and Delinquency Tests for Loan Group II are satisfied.

“Class IIM-2 Note Balance” means with respect to any Payment Date and the Class IIM-2 Notes, the Initial Class IIM-2 Note Balance reduced by all payments of principal on the Class IIM-2 Notes prior to such Payment Date.

“Class IIM-2 Notes” means the Class IIM-2 Home Equity Loan-Backed Notes, Series 2004-1, in substantially the form set forth in Exhibit A-1 to the Indenture.

“Class IIM-2 Optimal Principal Balance” means, with respect to any Payment Date from the Closing Date and prior to the Step-Down Date with respect to the Group II Notes, zero; and with respect to any other Payment Date, the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period minus the sum of (a) the aggregate Note Balances of the Senior Group II Notes and the Class IIM-1 Notes (after taking into account payments made on such Payment Date in reduction of such Note Balances), (b) approximately 11.50% of the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period, and (c) the Overcollateralization Target Amount for the Group II Notes and such Payment Date; provided, however, that unless the Class IIM-2 Notes are the most senior class then outstanding, the Class IIM-2 Optimal Principal Balance will not be reduced below the Class IIM-2 Optimal Principal Balance on the prior Payment Date unless the Loss and Delinquency Tests for Loan Group II are satisfied.

“Closing Date” means August 6, 2004.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” has the meaning set forth in Section 5.01 of the Sale and Servicing Agreement.

“Collection Period” means, with respect to any Mortgage Loan and Payment Date, the calendar month preceding any such Payment Date.

“Collections” means, with respect to any Collection Period and Group, all Interest Collections and Principal Collections for such Group during such Collection Period.

“Combined Loan-to-Value Ratio” or “CLTV” means, with respect to each HELOC in the first lien position, the ratio, expressed as a percentage, of the sum of (i) the credit limit of such HELOC and (ii) the outstanding principal balance as of the date of origination of such HELOC, of all other mortgage loans, if any, secured by junior liens on the related Mortgaged Property, to the Appraised Value.  With respect to each HELOC in the second lien position, the ratio, expressed as a percentage, of the sum of (i) the credit limit of such HELOC and (ii) the outstanding principal balance at origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to the Appraised Value.  With respect to each HEL in the first lien position, the “Combined Loan-to-Value Ratio” generally will be the ratio, expressed as a percentage, of the sum of (i) the Principal Balance as of the date of origination of such HEL and (ii) any outstanding principal balance at origination of such HEL of all other mortgage loans, if any, secured by junior liens on the related Mortgage Property, to the Appraised Value.  With respect to each HEL in the second lien position, the “Combined Loan-to-Value Ratio” generally will be the ratio, expressed as a percentage, of the sum of (i) the Principal Balance at origination of such HEL and (ii) any outstanding principal balance as of the date of origination of such HEL of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to the Appraised Value.

“Commission” means the Securities and Exchange Commission.

“Corporate Trust Office” means, with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Corporate Trust Services.  The principal corporate trust office of the Owner Trustee is the office at which at any particular time its corporate trust business shall be administered, and is, at the date of the execution of the Trust Agreement, located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

“Credit Limit” means, with respect to any HELOC, the maximum Principal Balance permitted under the terms of the related Loan Agreement.

“Cumulative Loan Loss Percentage” means as of any Payment Date, a fraction expressed as a percentage the numerator of (a) which is the sum of all Liquidated Loss Amounts in Group I which have occurred between the Cut-Off Date and the last day of the immediately preceding month and the denominator of which is (b) the Cut-off Date Principal Balance of the Mortgage Loans in Group I and any amounts in the Pre-Funding Account on the close of business on the last day of the related Collection Period.

“Custodian” initially means Wells Fargo Bank, National Association and its successors or any successor custodian reasonably acceptable to the Enhancer.

“Cut-Off Date” means with respect to (i) the Initial Mortgage Loans, the close of business on July 31, 2004 and (ii) a Subsequent Mortgage Loan, the applicable sale date of such Mortgage Loan to the Issuer.

“Cut-Off Date Principal Balance” means, with respect to any Mortgage Loan, the Principal Balance thereof as of the Cut-Off Date.

“Debt Service Reduction” shall mean, with respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan in a proceeding under the Bankruptcy Code, except such a reduction that constitutes a Deficient Valuation or a permanent forgiveness of principal.

“Default” means any occurrence that is or with notice or the lapse of time or both would constitute an Event of Default.

“Deferred Amount” means with respect to each Payment Date for each class of Group II Notes, the amount by which (i) the aggregate of Applied Loss Amounts previously applied in reduction of the Note Balance thereof plus interest thereon at the related Note Rate exceeds (ii) the sum of (a) the aggregate of amounts previously distributed in reimbursement thereof and (b) in the case of the Subordinate Group II Notes, the amount of any increases in the Note Balance of that class of Subordinate Group II Notes on that Payment Date and any prior Payment Dates attributable to the allocation of Recoveries to such class.

“Deficiency Amount” has the meaning set forth in the Policy.

“Deficient Valuation” shall mean, with respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan and a corresponding reduction in the amount payable pursuant to the related Mortgage Note, which valuation and reduction result from a proceeding initiated under the Bankruptcy Code.

“Definitive Notes” has the meaning set forth in Section 4.06 of the Indenture.

“Deleted Loan” means a Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

“Depositor” means Credit Suisse First Boston Mortgage Acceptance Corp., a Delaware corporation, and its successors.

“Depository” or “Depository Agency” means The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Depositor.  Any successor to the Depository shall be an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

“Depository Participant” means a Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date” means, with respect to any Payment Date, the 21st day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

“Draw” means, with respect to any HELOC, a borrowing by the Mortgagor under the related Loan Agreement.

“Draw Period” means, with respect to any HELOC, the period after the date of origination of such HELOC during which the related Mortgagor is permitted to make Draws thereon pursuant to the terms of the related Loan Agreement.

“Eligible Account” means (i) with respect to the Collection Account, either (a) a trust account maintained with The Bank of the West or (b) an account or accounts (which may be an account with The Bank of the West) that satisfy the requirements of either (I), (II), (III) or (IV) below and (ii) with respect to the Trustee Collection Account, either (a) trust account or accounts maintained at the corporate trust department of the Indenture Trustee unless the Enhancer has notified the Indenture Trustee in writing otherwise or (b) one or more accounts that satisfy the requirements of either (I), (II), (III) or (IV), as follows:

(I)

that are maintained with a depository institution or trust company whose short-term unsecured debt obligations (or, in the case of a depository institution or trust company that is the principal subsidiary of a bank holding company, the debt obligations of such holding company) at the time of deposit therein have been rated by each Rating Agency in its highest short-term rating category (provided, that if there at any time shall be a downgrading, withdrawal or suspension of the short-term unsecured debt obligations of such depository institution or trust company, the Master Servicer shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings);

(II)

that are maintained with a depository institution or trust company the long-term unsecured debt obligations of which have been rated Baa3 or higher by Moody’s and AA- or higher by Standard & Poor’s (provided, that if there at anytime shall be a downgrading, withdrawal or suspension of the long-term unsecured debt obligations of such depository institution or trust company, the Master Servicer shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings), and the deposits in which are fully insured by the Federal Deposit Insurance Corporation acting through either the Bank Insurance Fund or the Savings Association Insurance Fund;

(III)

that are segregated trust accounts maintained with the corporate trust department of a depository institution or a trust company, acting in its fiduciary capacity; or

(IV)

such other accounts that are acceptable to each Rating Agency and so long as the Policy is in effect or amounts are owed to the Enhancer under the Insurance Agreement, the Enhancer, as evidenced by a letter from each Rating Agency and the Enhancer to the Indenture Trustee, without reduction or withdrawal of the rating of the Group I Notes.

The depository institution or trust company with which the Eligible Account is maintained shall be organized under the laws of the United States or any state thereof, have a net worth in excess of $100,000,000 and deposits insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and be subject to supervision and examination by federal or state banking authorities.  An Eligible Account may bear interest, and may include, if otherwise permitted by this definition, an account maintained with the Indenture Trustee.

“Eligible Substitute Mortgage Loan” means a Mortgage Loan assigned to the same Group as the Deleted Loan and that, on the date of substitution, as confirmed in an Officers’ Certificate delivered to the Indenture Trustee, and the Enhancer for Group I, (a) relates or relate to a detached one-family residence or to the same type of residential dwelling as the Deleted Loan and in each case has or have the same or a better lien priority as the Deleted Loan with a Mortgagor having the same or better traditionally ranked credit status and is an owner-occupied Mortgaged Property, (b) matures or mature no later than (and not more than one year earlier than) the Deleted Loan, (c) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Loan, (d) has or have a Principal Balance or Principal Balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Principal Balance of the Deleted Loan as of such date, and (e) complies or comply as of the date of substitution with each representation and warranty set forth in the Mortgage Loan Sale Agreement.

“Enhancer” means Ambac Assurance Corporation or any successor thereto.

“Enhancer Default” means (i) the failure of the Enhancer to pay an Insured Amount or Preference Amount under the Policy in accordance with its terms or (ii) the Enhancer (a) files any petition or commences any case or proceeding under any state or federal law relating to insolvency or bankruptcy, (b) consents to the entry of any decree or order for relief in an involuntary case or proceeding under any state or federal bankruptcy or insolvency law, (c) makes a general assignment for the benefit of its creditors or (d) admits in writing its inability to pay its debts as they come due or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory agency enters a final and nonappealable order, judgment or decree under any state or federal bankruptcy or insolvency law (a) appointing a custodian, trustee, agent or receiver for the Enhancer or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Enhancer or the taking of possession of all or any material portion of its property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Errors and Omissions Policy” has the meaning set forth in Section 3.06(a) of the Sale and Servicing Agreement.

“Event of Default” means, with respect to the Indenture and the Group I Notes or Group II Notes, as applicable, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)

a default in the payment of any interest (not including any Interest Carry-Forward Amount) on the related Notes when the same becomes due and payable, and such default shall continue for a period of five (5) days;

(b)

the amount of principal and any Interest Carry-Forward Amount due on the related Notes on a Legal Final Payment Date has not been paid in full;

(c)

a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% of the aggregate Note Balance of the related Notes then outstanding or with respect to the Group I Notes by the Enhancer;

(d)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing; or

(f)

in the case of the Group I Notes, the occurrence and continuance of an event of default under the Insurance Agreement.

Notwithstanding the above, while any of the Senior Group II Notes remain Outstanding, the failure to pay interest due on the Subordinate Group II Notes will not constitute an Event of Default.  While any Class IIM-1 Notes remain Outstanding, the failure to pay interest due on the Class IIB-1 Notes or Class IIM-2 Notes will not be an Event of Default.  While any Class IIM-2 Notes remain Outstanding, the failure to pay interest due on the Class IIB-1 Notes will not be an Event of Default.

“Excess Spread” means, with respect to any Payment Date and Note Group and without taking into account any draw on the Policy on such Payment Date with respect to the Group I Notes, amounts available for distribution on that Payment Date after the making of all payments required under clauses (i), (ii), (iii) and (iv) of subsection (a) and clauses (i), (ii), (iii) and (iv) of subsection (b) of Section 3.05 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amount” has the meaning set forth in Section 3.19 of the Sale and Servicing Agreement.

“Expenses” has the meaning set forth in Section 7.02 of the Trust Agreement.

“FDIC” means The Federal Deposit Insurance Corporation, or any successor thereto.

“Fidelity Bond” has the meaning set forth in Section 3.06(a) of the Sale and Servicing Agreement.

“Grant” means pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Gross Margin” means, with respect to any HELOC, the percentage set forth as the “Margin” for such HELOC on the Mortgage Loan Schedule.

“Group” means each of Group I and Group II.

“Group I Cumulative Loss Step-Down Test” means with respect to each Payment Date, a test that is satisfied on such Payment Date if, with respect to such Payment Date, the fraction (expressed as a percentage) of cumulative Liquidation Loss Amounts in Group I as of the respective Payment Date divided by the aggregate Principal Balance of the Mortgage Loans in Group I as of the Cut-Off Date is less than or equal to the applicable percentage for the related Collection Period specified below:

Month	Cumulative Liquidation Loss Amounts as a % of the aggregate Group I Cut-Off Principal Balance
On or prior to the Step-Down Date	9.00%
After the Step-Down Date through the 60th month following the Closing Date	11.00%
Month 61 and thereafter	15.00%

“Group I” means those Mortgage Loans identified on the Mortgage Loan Schedule as being assigned to Group I and any Subsequent Mortgage Loans.

“Group I Notes” means the Class IA-1 Notes and the Group I Variable Funding Notes.

“Group I Step-Down Delinquency Test” means with respect to each Payment Date, a test that is satisfied on such Payment Date if, with respect to such Payment Date, the Three Month Rolling Average of 90+ Day Delinquent Mortgage Loans on such Payment Date is equal to or less than 10.00%.

“Group I Twelve Month Loss Amount” means with respect to any Payment Date, an amount equal to the aggregate of all Liquidation Loss Amounts on the Mortgage Loans in Group I which became Liquidated Mortgage Loans during the twelve preceding Collection Periods.

“Group I Variable Funding Notes” means the Group I Home Equity Loan-Backed Variable Funding Notes, Series 2004-1, including any related Capped Funding Notes, in substantially the form set forth in Exhibit A-2a to the Indenture.

“Group II” means those Mortgage Loans identified on the Mortgage Loan Schedule as being assigned to Group II.

“Group II Notes” means the Class IIA-1 Notes, Class IIM-1 Notes, Class IIM-2 Notes and Class IIB-1 Notes.

“HEL” means each Mortgage Loan identified on the Mortgage Loan Schedule as being a Home Equity Mortgage Loan, which Mortgage Loans shall consist of each and every Mortgage Loan assigned to the Issuer that was originated as a closed end, fixed rate home equity loan.

“HELOC” means each Mortgage Loan and Subsequent Mortgage Loan identified on the Mortgage Loan Schedule as being a “Home Equity Line of Credit,” which Mortgage Loans shall consist of each and every Mortgage Loan assigned to the Issuer that was originated as an adjustable-rate, home equity line of credit.

“Holder” means a Noteholder or a Certificateholder, as the context may require.

“Indemnified Parties” has the meaning set forth in Section 7.02 of the Trust Agreement or Section 3.17 of the Sale and Servicing Agreement, as applicable.

“Indenture” means the indenture dated as of July 31, 2004, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank National Association, and its successors and assigns, or any successor indenture trustee appointed pursuant to the terms of the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor, the Sellers, the Master Servicer or any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Sellers, the Master Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor, the Sellers, the Master Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee and the Enhancer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee and the Enhancer in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” herein and that the signer is Independent within the meaning thereof.

“Initial Aggregate Principal Balance” means, in the case of Group I, $277,200,926.73, and in the case of Group II, $109,639,602.52.

“Initial Class IA-1 Note Balance” means $292,054,000.

“Initial Class IIA-1 Note Balance” means $84,532,000.

“Initial Class IIB-1 Note Balance” means $6,301,000.

“Initial Class IIM-2 Note Balance” means $7,784,000.

“Initial Class IIM-I Note Balance” means $10,690,000.

“Initial Mortgage Loan” means each Mortgage Loan included in the Trust as of the Closing Date.

“Initial Offered Note Balance” means $401,361,000 and for any one Offered Note, the applicable Initial Class Note Balance for such Offered Note.

“Initial Variable Balance” means $0.

“Insurance Agreement” means the Insurance and Indemnity Agreement dated as of August 6, 2004, by and among the Master Servicer, the Originator, the Depositor, the Issuer, the Indenture Trustee, and the Enhancer, including any amendments and supplements thereto.

“Insurance Proceeds” means proceeds paid by any insurer (other than the Enhancer) pursuant to any insurance policy covering a Mortgage Loan that are required to be remitted to the Master Servicer, or amounts required to be paid by the Master Servicer pursuant to the next to last sentence of Section 3.04 of the Sale and Servicing Agreement, net of any component thereof (a) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (b) that is applied to the restoration or repair of the related Mortgaged Property, (c) released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures or (d) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

“Insured Amount” has the meaning set forth in the Policy.

“Interest Adjustment Date” means, with respect to each HELOC, the date or dates on which the Mortgage Interest Rate thereof is adjusted in accordance with the related Loan Agreement.

“Interest Carry-Forward Amount” means, with respect to the Class IA-1 Notes, the Class IIA-1 Notes or any of the Subordinate Group II Notes for any Payment Date for which the related Note Rate has been determined pursuant to clause (ii) of footnote (1), (2), (3), (4) or (5) of the definition of “Note Rate”, the excess of (a) the amount of interest that would have accrued on the Class IA-1 Notes, the Class IIA-1 Notes or any of the Subordinate Group II Notes, as applicable, during the related Interest Period had such amount been determined pursuant to the lesser of clause (i) or (iii) of footnote (1), (2), (3), (4) or (5) of the definition of “Note Rate” over (b) the interest actually accrued on the related Class during such Interest Period.

“Interest Collections” means, with respect to any Payment Date and Loan Group, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including such portion of Insurance Proceeds, Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Mortgage Loan as are paid by the Master Servicer in respect of Mortgage Loans in the applicable Loan Group or is collected by the Master Servicer under the Mortgage Loans in such Loan Group), reduced by (i) the Servicing Fee for the Mortgage Loans in such Loan Group for the related Collection Period and (ii) by any late fees, assumption fees, prepayment charges, other administrative fees, release fees, bad check charges and certain other servicing related fees paid by Mortgagors with respect to the Mortgage Loans in such Loan Group during such Collection Period).  The terms of the related Mortgage Documents shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal and interest, respectively.

“Interest Period” means, with respect to the Notes and any Payment Date other than the first Payment Date, the period commencing on the preceding Payment Date and ending on the day preceding such Payment Date, in the case of the first Payment Date and the Notes commencing on the Closing Date and ending on the day preceding the first Payment Date.

“Issuer” or “Trust” means Irwin Home Equity Loan Trust 2004-1, a Delaware statutory trust, and its successors.

“Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Legal Final Payment Date” means for each Class of Notes, the Payment Date listed opposite the Class of Notes below.

Class	Legal Final Payment Date
IA-1	12/25/2024
IIA-1	12/25/2034
IIM-1	12/25/2034
IIM-2	12/25/2034
IIB-1	12/25/2034
Group I Variable Funding Notes	12/25/2024

“LIBOR” means, for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period.  With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer and, in the case of the Class IA-1 Notes, the Enhancer), the rate will be the Reference Bank Rate.  If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

“LIBOR Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England or New York City are required or authorized by law to be closed.

“Lien” means any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), claim, charge, preference, priority, right, interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, that any assignment pursuant to Section 6.02 of the Sale and Servicing Agreement shall not constitute a Lien.

“Liquidated Mortgage Loan” means a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).  For Trust reporting, all Mortgage Loans that are 180 days or more delinquent in the payment of interest or principal shall be treated as Liquidated Mortgage Loans.

“Liquidation Expenses” means out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation, including in connection with pre-liquidation activities of a defaulted Mortgage Loan that does not become liquidated, of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

“Liquidation Loss Amount” means, with respect to any Payment Date and any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Liquidation Proceeds in connection therewith.

“Liquidation Loss Distribution Amount” means, with respect to either Note Group and any Payment Date, an amount equal to any Liquidation Loss Amounts incurred on the Mortgage Loans in the related Loan Group during the related Collection Period, plus any Liquidation Loss Amounts incurred on the Mortgage Loans in the related Loan Group remaining undistributed from any previous Payment Date.  Any Liquidation Loss Amounts on the Mortgage Loans in either Loan Group remaining undistributed from any previous Payment Date will not be required to be paid to the related Note Group as a Liquidation Loss Distribution Amount to the extent that such Liquidation Loss Amounts were paid on that Note Group by means of a draw on the Policy for an Overcollateralization Deficit Amount in the case of the Group I Notes, a payment from collections on the Mortgage Loans in the related Loan Group, or were reflected in a reduction of the Overcollateralization Amount for that Loan Group or a reduction in the Note Balances Subordinate Group II Notes in the case of the Group II Notes.

“Liquidation Proceeds” means the proceeds, including Insurance Proceeds, if any, received in connection with the liquidation of any Mortgage Loan or any related Mortgaged Property or any REO Loan, whether through trustee’s sale, foreclosure sale or otherwise, net of related Liquidation Expenses (but not including the portion, if any, of such amount that exceeds the Principal Balance of the related Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan) other than any Recoveries.

“Loan Affidavit” means, with respect to any Mortgage Loan as to which any related original Mortgage Document has been permanently lost or destroyed and has not been replaced, an affidavit from the Transferor certifying that the original of such Mortgage Document has been lost, misplaced or destroyed (together with a copy of such Mortgage Document).

“Loan Agreement” means, with respect to a HELOC, the loan agreement or credit line agreement pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgaged Property, as modified or amended.

“Loan Group” means either Group I or Group II, as the context requires.

“Loss and Delinquency Tests” will be satisfied with respect to a Payment Date and Group II upon:

(a)

satisfaction of a cumulative Liquidation Loss Amount test such that the fraction (expressed as a percentage) of cumulative Liquidation Loss Amounts in Group II as of the respective Payment Date as reduced by cumulative Recoveries through the end of the related Collection Period divided by the initial aggregate Principal Balance of the Mortgage Loans in Group II is less than or equal to the applicable percentage for the related Collection Period specified below:

Collection Period	Cumulative Liquidation Loss Amount Percentage
37 – 48	10.00% for the first Collection Period plus an additional 1/12th of 3.25% for every Collection Period thereafter
49+	13.25%; and

(b)

satisfaction of a delinquency test such that the three-month rolling average of the aggregate Principal Balance of the Mortgage Loans in Group II that are 60 days or more delinquent (including all Mortgage Loans in Group II that are in foreclosure and REO Loans in Loan Group II, but excluding Liquidated Mortgage Loans in Group II) is less than 13.50% of the Senior Enhancement Percentage.

“Managed Amortization Period” means for Group I, the period beginning on the Closing Date and ending on the earlier of (a) August 25, 2009 and (b) the occurrence of an Amortization Event.

“Master Servicer” means Irwin Union Bank and Trust Company, and its successors.

“Master Servicer Remittance Date” means with respect to any Payment Date, the latest day that is a Business Day that is at least one day prior to such Payment Date, but no later than 2:00 p.m. New York time on such day.

“Maximum Variable Funding Balance” means, with respect to Group I Variable Funding Notes, $5,000,000.

“MERS” means the Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System” means the system of recording transfers of mortgages electronically maintained by MERS.

“MIN” means the Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Minimum Monthly Payment” means, with respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor in such month.

“Monthly Payment” means the monthly payment made by a Mortgagor in respect of a Mortgage Loan.

“Monthly Statement” means a monthly statement substantially in the form of Exhibit H to the Sale and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means the mortgage, deed of trust or other instrument creating a first or more junior lien on an estate in fee simple interest in the real property securing a Mortgage Loan.

“Mortgage Documents” means (a) in the case of a HELOC, the related Mortgage and Loan Agreement and (b) in the case of a HEL, the related Mortgage and Mortgage Note.

“Mortgage File” means the file containing the Mortgage Documents and Related Documents pertaining to a particular Mortgage Loan, and any additional documents required to be added thereto pursuant to the Mortgage Loan Sale Agreement, the Trust Agreement or the Sale and Servicing Agreement.

“Mortgage Interest Rate” means, with respect to any Mortgage Loan and any day, the per annum rate of interest applicable under the related Mortgage Documents.

“Mortgage Loans” means the Mortgage Loans transferred by the Depositor to the Trust on the Closing Date, which Mortgage Loans are listed on the Mortgage Loan Schedule on such date.

“Mortgage Loan Sale Agreement” means the Mortgage Loan Sale Agreement dated as of July 31, 2004, between Irwin Union Bank and Trust Company and the Depositor.

“Mortgage Loan Schedule” means the schedule of Mortgage Loans set forth in Exhibit A of the Sale and Servicing Agreement, which schedule sets forth as to each Mortgage Loan (a) the Cut-Off Date Principal Balance, (b) the Credit Limit, if applicable, (c) the original Principal Balance, (d) the Gross Margin, if applicable, (e) the name of the related Mortgagor, (f) the loan number, (g) the Mortgage Interest Rate as of the Cut-Off Date, (h) the maturity date, (i) whether the Lien of the related Mortgage is first or junior, (j) whether such Mortgage Loan is assigned to Group I or Group II, (k) the property type of the Mortgaged Property securing the related Mortgage Note; (l) the original term to maturity; (m) the CLTV; and (n) whether such Mortgage Loan is a HEL or a HELOC, as amended from time to time.

“Mortgage Note” means, with respect to a HEL, the mortgage note or loan agreement pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by a Mortgage on the related Mortgaged Property, as modified or amended.

“Mortgaged Property” means the underlying property, including real property and improvements thereon, securing a Mortgage Loan.

“Mortgagor” means the obligor or obligors under the related Mortgage Documents.

“Net Loan Rate” means, with respect to each Mortgage Loan, the related Mortgage Interest Rate minus the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) in the case of Mortgage Loans in Group I, the Premium Percentage.

“Net Principal Collections” means, with respect to any Payment Date, (a) for Loan Group I or Loan Group II, as applicable, (1) during the Managed Amortization Period, the Principal Collections for Loan Group I or Loan Group II, as applicable, for the related Collection Period minus Principal Collections for Loan Group I or Loan Group II, as applicable, used by the Trust to acquire Additional Balances during the related Collection Period for the related Group (but not less than zero) and (2) after the Managed Amortization Period, the Principal Collections for Loan Group I or Loan Group II, as applicable, for the related Collection Period.

“Non-MERS Loan” means a Mortgage Loan that is not registered on the MERS® System.

“Note” means an Offered Note or a Variable Funding Note, as the context may require.

“Note Balance” means the Offered Note Balance and/or the Variable Funding Balance, as the context may require.

“Note Group” means either the Group I Notes or Group II Notes, as the context requires.

“Note Payment Account” means the Trustee Collection Account.

“Note Rate” means, with respect to the applicable Interest Period and the Class of Notes, the applicable per annum Note Rate set forth below.

Class	Note Rate
IA-1	Variable(1)
IIA-1	Variable(2)
IIM-1	Variable(3)
IIM-2	Variable(4)
IIB-1	Variable(5)

(1)

On any Payment Date, equal to the least of (i) LIBOR plus 0.320% per annum (or, for any payment on or after the Step-Up Date for Group I, LIBOR plus 0.640% per annum), (ii) the Weighted Average Net Loan Rate of the Mortgage Loans in Group I as of the first day of the month preceding the month in which such Payment Date occurs and (iii) 15.00% per annum.

(2)

On any Payment Date, equal to the least of (i) LIBOR plus 0.450% per annum (or, for any payment on or after the Step-Up Date for Group II, LIBOR plus 0.900% per annum) and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans in Group II as of the first day of the month preceding the month in which such Payment Date occurs and (iii) 9.50%.

(3)

On any Payment Date, equal to the least of (i) LIBOR plus 0.670% per annum (or, for any payment on or after the Step-Up Date for Group II, LIBOR plus 1.005% per annum) and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans in Group II as of the first day of the month preceding the month in which such Payment Date occurs and (iii) 9.50% per annum.

(4)

On any Payment Date, equal to the least of (i) LIBOR plus 1.250% per annum (or, for any payment on or after the Step-Up Date for Group II, LIBOR plus 1.875% per annum) and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans in Group II as of the first day of the month preceding the month in which such Payment Date occurs and (iii) 9.50% per annum.

(5)

On any Payment Date, equal to the least of (i) LIBOR plus 2.050% per annum (or, for any payment on or after the Step-Up Date for Group II, LIBOR plus 3.075% per annum) and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans in Group II as of the first day of the month preceding the month in which such Payment Date occurs and (iii) 9.50% per annum.

“Note Register” means the register maintained by the Note Registrar, in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes pursuant to Section 4.02 of the Indenture.

“Note Registrar” means the Indenture Trustee, in its capacity as Note Registrar.

“Noteholder” means the Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or Holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded.  Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

“Offered Note Balance” means as of any date of determination and with respect to each class of Offered Notes, the principal balance of such class of Offered Notes on the Closing Date reduced by the sum of (i) any amounts actually distributed as principal thereon on all prior Payment Dates and (ii) in the case of the Subordinate Group II Notes, any reductions in the Note Balance of such Subordinate Group II Notes due to Applied Loss Amounts, and increased by, in the case of any such Subordinate Group II Notes, the amount of any allocated Recoveries.

“Offered Noteholder” means a Holder of an Offered Note.

“Offered Notes” means the Class IA-1 Notes and the Group II Notes.

“Officer’s Certificate” means, with respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee; provided, that such certificate may be delivered by an Affiliate of the Master Servicer on behalf of the Master Servicer.  With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.  Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

“Opinion of Counsel” means a written opinion of counsel.  Any Opinion of Counsel may be provided by in-house counsel if reasonably acceptable to the Indenture Trustee and, if applicable, the Enhancer, or counsel for the Depositor, as the case may be.

“Originator” means Irwin Union Bank and Trust Company, and its successors.

“Outstanding” means, with respect to any Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under the Indenture except:

(a)

Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

(b)

Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

provided, however, that for purposes of effectuating the Enhancer’s right of subrogation as set forth in Section 4.16 of the Indenture only, all Group I Notes that have been paid with funds provided under the Policy shall be deemed to be Outstanding until the Enhancer has been reimbursed with respect thereto.

“Overcollateralization Amount” means, with respect to either Loan Group and any Payment Date, the excess, if any, of (x) the aggregate Principal Balance of all Mortgage Loans in the related Loan Group as of the close of business on the last day of the related Collection Period plus, in the case of Group I, the amounts on deposit, if any, in the Pre-Funding Account on the close of business on the last day of the related Collection Period, over (y) the aggregate Note Balance of the Notes related to such Loan Group, after taking into account the payment of the Principal Collection Distribution Amount and Liquidation Loss Distribution Amount for such related Note Group and Payment Date.

“Overcollateralization Deficit Amount” means, with respect to the Group I Notes and any Payment Date, the excess, if any, of the aggregate Note Balance of the Group I Notes on such Payment Date (after taking into account the payment to the holders of the Group I Notes of all principal from sources other than the Policy on such Payment Date) over the aggregate Principal Balance of the Group I Mortgage Loans as of the close of business on the last day of the related Collection Period.

“Overcollateralization Increase Amount” means, with respect to either Loan Group and any Payment Date, the amount necessary to increase the Overcollateralization Amount to the Overcollateralization Target Amount for such related Note Group and Payment Date.

“Overcollateralization Release Amount” means, with respect to either Loan Group and any Payment Date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount for such Loan Group, after taking into account the payment of the Principal Collection Distribution Amount for such related Note Group and Payment Date (other than the amount described in clause (1) of the definition of Principal Collection Distribution Amount).

“Overcollateralization Target Amount” means

(i)

with respect to the Group I Notes and any Payment Date, the greatest of:

(a)

(1)  prior to the Step-Down Date with respect to the Group I Notes, an amount equal to 10.00% of the sum of (A) the aggregate Principal Balance of the Initial Mortgage Loans in Group I as of the Cut-Off Date and (B) the amount deposited into the Pre-Funding Account on the Closing Date and (2) on or after the Step-Down Date with respect to the Group I Notes, the lesser of (A) the Overcollateralization Target Amount for the Group I Notes as of the initial Payment Date and (B) 20.00% of the aggregate Principal Balance of the Mortgage Loans in Group I (after applying payments received in the related Collection Period);

(b)

0.50% of the sum of (1) the aggregate Principal Balance of the Initial Mortgage Loans in Group I as of the Cut-Off Date and (2) the amount deposited into the Pre-Funding Account on the Closing Date;

(c)

the sum of the Principal Balances of the Mortgage Loans with the three largest Principal Balances in Group I immediately prior to such Payment Date; and

(d)

the product of (1) two and (2)(A) 50% of the aggregate Principal Balances of the Mortgage Loans in Group I that are 90+ Day Delinquent Mortgage Loans, if any, minus (B) five times the related Excess Spread.

Any scheduled reduction to the Overcollateralization Target Amount for the Group I Notes shall not be made as of any Payment Date unless the Group I Step-Down Test is satisfied.  The Overcollateralization Target Amount for the Group I Notes and any Payment Date may be reduced with the prior written consent of the Enhancer and the Rating Agencies; and

(ii)  with respect to the Group II Notes and any Payment Date prior to the Step-Down Date with respect to the Group II Notes, an amount equal to 5.30% of the aggregate Principal Balance of the Mortgage Loans in Group II as of the Cut-Off Date. On or after the Step-Down Date with respect to the Group II Notes, the Overcollateralization Target Amount for the Group II Notes and any Payment Date will be equal to the lesser of (a) the Overcollateralization Target Amount for the Group II Notes as of the initial Payment Date and (b) 10.60% of the current aggregate Principal Balance of Mortgage Loans in Group II (after applying payments received in the related Collection Period), but not lower than approximately 0.50% of the aggregate Principal Balance of the Mortgage Loans in Group II as of the Cut-Off Date; provided, however, that the scheduled reduction to the Overcollateralization Target Amount for the Group II Notes shall not be made as of any Payment Date unless the Loss and Delinquency Tests are satisfied; and provided, further, that the Overcollateralization Target Amount for the Group II Notes and any Payment Date may be reduced with the prior written consent of the Rating Agencies.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as trustee of the Trust, and its successors and assigns or any successor thereto appointed pursuant to the terms of the Trust Agreement.

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

“Payment Date” means the 25th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, commencing in September 2004.

“Percentage Interest” means, with respect to any Note, the percentage obtained by dividing the Note Balance thereof by the aggregate of the Note Balances of all Notes of the same Class prior to such Payment Date.  With respect to any Certificate, the percentage set forth on the face thereof.

“Permitted Investments” means one or more of the following:

(a)

obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b)

repurchase agreements on obligations specified in clause (a) maturing not more than one month from the date of acquisition thereof; provided, that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest available short-term rating; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities;

(c)

federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof subject to supervision and examination by federal and/or state authorities; provided, that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further, that if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and provided further, that if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be “A-1 +” in the case of Standard & Poor’s, if Standard & Poor’s is the Rating Agency;

(d)

commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided, that such commercial paper shall have a remaining maturity of not more than 30 days;

(e)

a money market fund or a qualified investment fund rated in one of its two highest available long-term rating (such fund may be managed by, or have an investment advisor that is, the Indenture Trustee or an Affiliate thereof); and of Standard & Poor’s at the time of such investment and in the highest available rating category by Moody’s at the time of such investment, which invests only in other Permitted Investments; and

(f)

other obligations or securities that have been approved by the Rating Agencies and that will not cause a Rating Event, and which have been approved by the Enhancer, as evidenced in writing; provided, that if the Master Servicer or any other Person controlled by the Master Servicer is the issuer or the obligor of any obligation or security described in this clause, such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Mortgage Loans;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (i) the right to receive only interest payments with respect to the underlying debt instrument or (ii) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.  References herein to the highest rating available on unsecured long-term debt shall mean “AAA” in the case of Standard & Poor’s and “Aaa” in the case of Moody’s; and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean “A-1+” in the case of Standard & Poor’s and “P-1” in the case of Moody’s.

“Permitted Liens” shall mean liens for (a) real estate taxes and special assessments not yet delinquent (provided, that property taxes may be delinquent up to one year); (b) as to the Mortgage Loans identified as junior Mortgage Loans as of the Cut-Off Date on the data tapes provided by the Master Servicer to, among others, the Depositor, any senior mortgage loans secured by such Mortgaged Property; (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; (d) on Mortgage Loans with application dates prior to January 1, 2004, and thereafter only on an exception basis, liens prior to the related first mortgage, if verified as paid, and liens and judgments of $5,000 or less, including sewer or maintenance liens, mechanics’ liens or UCC filings that have been included in the first mortgage balance for the purpose of calculating CLTV for any related Mortgage Loan; (e) on Mortgage Loans with application dates prior to January 1, 2004, and thereafter only on an exception basis, liens discovered after final approval is given on a Mortgage Loan application that are less than 1.0% of the Appraised Value or less than 10% of the original Principal Balance of the Mortgage Loan, whichever is less; and (f) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided to, among others, the Noteholders and the Enhancer by the related Mortgage Documents.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, business trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan Assets” has the meaning set forth in Section 3.04 of the Trust Agreement.

“Policy” means the Financial Guaranty Insurance Policy No. #AB0787BE, dated as of the Closing Date, issued by the Enhancer.

“Policy Draw Amount” with respect to any Payment Date, the Insured Amount.

“Policy Payment Account” has the meaning set forth in Section 3.27 of the Indenture.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preference Amount” has the meaning set forth in the Policy.

“Pre-Funded Amount” means an amount equal to the excess of the initial Principal Balance of the Class IA-1 Notes plus the initial Overcollateralization Amount for Loan Group I, over the sum of the aggregate Principal Balance as of the Cut-Off Date of the Initial Group I Mortgage Loans.

“Pre-Funding Account” has the meaning set forth in Section 5.01 of the Sale and Servicing Agreement.

“Pre-Funding Period” means, with respect to Loan Group I, the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) November 6, 2004 and (iii) the occurrence, if any, of either a Servicing Default under the Sale and Servicing Agreement or an Amortization Event.

“Premium Percentage” has the meaning set forth in the Insurance Agreement.

“Principal Balance” means, with respect to any Mortgage Loan (other than a Liquidated Mortgage Loan) and as of any day, the related Cut-Off Date principal balance, plus, in the case of a HELOC, any Additional Balances thereof conveyed to the Trust, minus, in the case of all Mortgage Loans, all collections credited as principal in respect of any such Mortgage Loan in accordance with the related mortgage documents (except for any such collections allocable to any Excluded Amount) and applied in reduction of the Principal Balance thereof.  A liquidated Mortgage Loan will be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds, and a Liquidated Mortgage Loan shall have a Principal Balance of zero.

“Principal Collections” means, with respect to any Payment Date and Loan Group, the aggregate of the following amounts:

(a)

the total amount of payments made by or on behalf of the related Mortgagors, received and applied as payments of principal on the Mortgage Loans in such Loan Group during the related Collection Period, as reported by the Master Servicer or the Subservicer;

(b)

any Liquidation Proceeds allocable as a recovery of principal plus Recoveries received in connection with the Mortgage Loans in such Loan Group during the related Collection Period;

(c)

if such Mortgage Loan (or Mortgage Loans) in such Loan Group was repurchased by the Seller pursuant to the Mortgage Loan Sale Agreement during the related Collection Period, 100% of the Principal Balance thereof as of the date of such repurchase;

(d)

other amounts received as payments on or proceeds of the Mortgage Loans in such Loan Group during the related Collection Period, to the extent applied in reduction of the Principal Balance thereof; and

(e)

with respect to Group I, amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

“Principal Collection Distribution Amount” means, with respect to either Note Group and any Payment Date, the total Principal Collections for the related Loan Group and Payment Date minus (1) any Overcollateralization Release Amount for such Note Group and Payment Date, and (2) in the case of the Group I Notes only, during the applicable Managed Amortization Period, Principal Collections for Group I used by the Trust to acquire Additional Balances during the related Collection Period.

“Principal Prepayment” means, with respect to any Mortgage Loan, a payment of principal by the related Mortgagor in advance of the scheduled due date of such amount.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the prospectus dated August 3, 2004 filed as a part of the Registration Statement and pursuant to which (together with the Prospectus Supplement) the Offered Notes were offered for sale.

“Prospectus Supplement” means the prospectus supplement dated August 3, 2004 filed as a part of Registration Statement and pursuant to which (together with the Prospectus) the Offered Notes were offered for sale.

“Rating Agency” means any nationally recognized statistical rating organization, or its successor, that rated the Offered Notes at the request of the Depositor at the time of the initial issuance of the Securities.  If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee.  References herein to the highest short term unsecured rating category of a Rating Agency shall mean “A-1+” or better in the case of Standard & Poor’s and “P-1” or better in the case of Moody’s; and in the case of any other Rating Agency, shall mean such equivalent ratings.  References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s and “Aaa” in the case of Moody’s; and in the case of any other Rating Agency, such equivalent rating.

“Rating Event” means the qualification, reduction or withdrawal by a Rating Agency of its then current rating of the Offered Notes which, in the case of the Group I Notes, shall be the current rating on the Group I Notes without taking into account the existence of the Policy.

“Record Date” means, with respect to any Payment Date, the Business Day next preceding such Payment Date.

“Recoveries” means with respect to any Liquidated Mortgage Loan in Group II, an amount received in respect of such Liquidated Mortgage Loan, which has previously been allocated as an Applied Loss Amount to a class or classes of Group II Notes net of reimbursable expenses to the Master Servicer.

“Reference Bank Rate” means, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market; provided, that at least two such Reference Banks provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer and, in the case of the Class IA-1 Notes, the Enhancer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month.  If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

“Reference Banks” means three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Master Servicer.

“Registered Holder” means the Person in whose name a Note is registered in the Note Register on the applicable Record Date.

“Registration Statement” means the registration statement on Form S-3 (No. 333-110800), including the Prospectus, relating to the Offered Notes, at the time it became effective.

“Related Documents” means, with respect to each Mortgage Loan, the documents specified in Section 2.04 of the Mortgage Loan Sale Agreement, and any documents required to be added to such documents pursuant to the Mortgage Loan Sale Agreement, the Trust Agreement or the Sale and Servicing Agreement.

“REO Loan” means a Mortgage Loan where title to the related Mortgaged Property has been acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

“Repurchase Event” means, with respect to any Mortgage Loan, either (a) a discovery that, as of the Closing Date, the related Mortgage Documents did not constitute a valid Lien on the related Mortgaged Property subject only to Permitted Liens or (b) with respect to any Mortgage Loan as to which the Transferor delivers a Loan Affidavit, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage Documents are materially and adversely affected by the absence of such original Mortgage Document.

“Repurchase Price” with respect to any Mortgage Loan, an amount equal to the Principal Balance of such Mortgage Loan as of the date of repurchase, plus the greater of (a) all accrued and unpaid interest on such Principal Balance and (b) 30 days’ interest on such Principal Balance, computed at the Mortgage Interest Rate, plus any costs or damages incurred by the Trust in connection with the violation of such Mortgage Loan of any predatory or abusive lending law.

“Request for Release” means the request for release, in the form of Exhibit D to the Sale and Servicing Agreement.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale” has the meaning set forth in Section 5.15 of the Indenture.

“Sale and Servicing Agreement” means the sale and servicing agreement dated as of July 31, 2004, among the Depositor, the Issuer, the Master Servicer, the Indenture Trustee and the Custodian.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security” means a Certificate or a Note, as the context may require.

“Securityholder” means any Noteholder or Certificateholder.

“Seller” means Irwin Union Bank and Trust Company, as seller under the Mortgage Loan Sale Agreement.

“Seller Information” means the information contained in the Prospectus Supplement under the captions “SUMMARY – Mortgage Loan Groups,” under the first sentence of the first paragraph of “RISK FACTORS – Unpredictability of Prepayments and its Effects on Yields,” “RISK FACTORS – Limited History,” “RISK FACTORS – Subordinate Loans” (except for the second sentence thereof), “RISK FACTORS – Underwriting Standards,” “RISK FACTORS – Geographic Concentration” (solely with respect to statistical information therein), “RISK FACTORS – Amount of Borrower’s Equity,” “DESCRIPTION OF THE MORTGAGE LOANS,” “THE ORIGINATOR AND THE SUBSERVICER,” “DESCRIPTION OF THE SALE AND SERVICING AGREEMENT” (except for the third sentence in the first paragraph, the second paragraph and the third paragraph under the caption “Assignment of Mortgage Loans”), and in the second sentence of the first paragraph under the caption “PREPAYMENT AND YIELD CONSIDERATIONS – General” or elsewhere in the Prospectus Supplement with respect to the subjects discussed under such captions.

“Senior Enhancement Percentage” means, with respect to the Group II Notes and any Payment Date, the percentage obtained by dividing:

(a)

the excess of (i) the aggregate Principal Balance of the Group II Mortgage Loans as of the first day of the related Collection Period over (ii) the Note Balance of the Senior Group II Notes immediately prior to such Payment Date, by

(b)

the aggregate Principal Balance of the Group II Mortgage Loans as of the first day of the related Collection Period.

“Senior Group II Note” means a Class IIA-1 Note.

“Senior Group II Optimal Principal Balance” means, with respect to any Payment Date from the Closing Date and prior to the Step-Down Date with respect to the Group II Notes or after the Step-Down Date with respect to the Group II Notes if the Loss and Delinquency Tests for Loan Group II have not been satisfied, zero; and with respect to any other Payment Date, an amount equal to the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period minus the sum of (a) approximately 45.20% of the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period and (b) the Overcollateralization Target Amount for the Group II Notes and such Payment Date.

“Servicing Default” has the meaning set forth in Section 7.01 of the Sale and Servicing Agreement.

“Servicing Fee” means, with respect to any Collection Period and a Loan Group, the sum for the outstanding Mortgage Loans in the related Loan Group of the product of (a) the Servicing Fee Rate multiplied by a fraction, the numerator of which is the actual number of days in such Collection Period and the denominator of which is 360 and (b) the Principal Balance of such Mortgage Loan as of the first day of such Collection Period.

“Servicing Fee Rate” means with respect to any Mortgage Loan, 1.00% per annum.

“Servicing Officer” means any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Enhancer) by the Master Servicer, as such list may be amended from time to time.

“Six Month Rolling Average of 90+ Day Delinquent Mortgage Loans” means with respect to each Payment Date, a fraction expressed as a percentage the numerator of which is (a) the average of the Principal Balances of 90+ Day Delinquent Mortgage Loans for the related and the five preceding Collection Periods and the denominator of which is (b) the average of the Pool Principal Balance for the related and five preceding Collection Periods, in each case on the last day of those Collection Periods.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.

“State” means any state of the United States of America, or the District of Columbia.

“Statistical Calculation Date” means June 30, 2004.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as amended.

“Step-Down Date” means: (i) with respect to the Group I Notes, the Payment Date which is the later to occur of (a) the Payment Date in March 2007 and (b) the first Payment Date on which the aggregate Principal Balance of the Mortgage Loans in Group I as of the close of business on the last day of the related Collection Period is equal to an amount which is less than 50% of the sum of (1) the aggregate Principal Balance of the Initial Mortgage Loans in Group I as of the Cut-Off Date and (2) the amount on deposit in the Pre-Funding Account on the Closing Date; and (ii) with respect to the Group II Notes, the Payment Date which is the earlier of (a) the later to occur of (1) the Payment Date occurring in September 2007 and (2) the first Payment Date on which the Senior Enhancement Percentage (after applying payments received in the related Collection Period) is greater than or equal to 55.80% and (b) the first Payment Date after the Payment Date on which the Note Balance of the Class IIA-1 Notes are reduced to zero.

“Step-Down Test” means with respect to any Payment Date either the Group I Step-Down Delinquency Test or the Group I Cumulative Loss Step-Down Test.

“Step-Up Date” means, for each Loan Group, the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans in that Loan Group is less than 10% of the sum of (i) the related Initial Aggregate Principal Balance and (ii) in the case of Group I, the amount on deposit in the Pre-Funding Account on the Closing Date.

“Subordinate Group II Note” means a Class IIM-1 Note, Class IIM-2 Note or a Class IIB-1 Note.

“Subsequent Mortgage Loan” means the Mortgage Loans transferred to the Trust for inclusion in Group I during the Pre-Funding Period pursuant to a Subsequent Transfer Agreement.

“Subsequent Transfer Agreement” means each Subsequent Transfer Agreement dated as of each Subsequent Transfer Date among the Seller, the Issuer and the Indenture Trustee.

“Subsequent Transfer Date” means each date during the Pre-Funding Period on which Subsequent Mortgage Loans are sold to the Trust.

“Subservicer” means each Person that enters into a Subservicing Agreement as a subservicer of Mortgage Loans and initially Irwin Home Equity Corporation.

“Subservicing Agreement” means the written contract between the Master Servicer and a Subservicer that relates to the servicing and administration of Mortgage Loans as provided in Section 3.02(a) of the Sale and Servicing Agreement.

“Substitution Adjustment Amount” means, with respect to any Eligible Substitute Mortgage Loan and Deleted Loan, the amount determined by the Master Servicer, if any, by which the aggregate Principal Balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed in the month of substitution).

“Tax Matters Person” has the meaning set forth in Section 5.03 of the Trust Agreement.

“Telerate Screen Page 3750” means the display page so designated on the Moneyline Telerate service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks).

“Three Month Rolling Average of 90+ Day Delinquent Mortgage Loans” means with respect to each Payment Date, a fraction expressed as a percentage the numerator of which is (a) the average of the Principal Balances of 90+ Day Delinquent Mortgage Loans for the related and the two preceding Collection Periods and the denominator of which is (b) the average of the Pool Principal Balance for the related and two preceding Collection Periods, in each case on the last day of those Collection Periods.

“Treasury Regulations” means regulations, including proposed or temporary Regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” see “Issuer”.

“Trust Agreement” means the trust agreement dated as of July 31, 2004, between the Owner Trustee and the Depositor.

“Trust Estate” has the meaning set forth in the Granting Clause of the Indenture.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect on any relevant date.

“Trustee Collection Account” has the meaning set forth in Section 5.01 of the Sale and Servicing Agreement.

“Trustee Fee” means, for each Group, the product of the Trustee Fee Rate and the Principal Balance of the Mortgage Loans in the related Group as of the first day of the related Collection Period.

“Trustee Fee Rate” means with respect to any Mortgage Loan, 0.0038% per annum.

“Twelve Month Rolling Average Loss Amount” means with respect to each Payment Date, a fraction expressed as a percentage the numerator of which is (a) the average of the Group I Twelve Month Loss Amount for the related and the eleven preceding Collection Periods and the denominator of which is (b) the average of the Pool Principal Balance for the related and eleven preceding Collection Periods, in each case on the last day of those Collection Periods

“UCC” means the Uniform Commercial Code, as amended, as in effect in any specified jurisdiction.

“Underwriters” means Credit Suisse First Boston LLC and Bear, Stearns & Co. Inc.

“Underwriting Agreement” means the Underwriting Agreement dated August 3, 2004, between the Underwriters and the Depositor.

“Variable Funding Balance” means, with respect to any Variable Funding Notes other than the Capped Funding Notes, and with respect to any Payment Date, the Aggregate Additional Balance Differential immediately prior to such Payment Date reduced by all distributions of principal on the Group I Variable Funding Notes prior to such Payment Date and with respect to the Capped Funding Notes, the Capped Funding Balance.

“Variable Funding Notes” means the Group I Variable Funding Notes.

“Weighted Average Net Loan Rate” means for any Payment Date and (a) the Group I Notes, the weighted average of the Net Loan Rates of the Mortgage Loans in Group I, weighted by the respective Principal Balances of the Mortgage Loans in Group I as of the beginning of the related Collection Period, (b) the Group II Notes, the weighted average of the Net Loan Rates of the Mortgage Loans in Group II, weighted by the respective Principal Balances of the Mortgage Loans in Group II as of the beginning of the related Collection Period, adjusted to an effective rate reflecting interest calculated or the basis of a 360-day year assumed to consist of twelve 30-day months.